UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LECG CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Notice of 2005 Annual Meeting of Stockholders
and Proxy Statement

Meeting Date:
June 10, 2005

LECG Corporation

2000 Powell Street, Suite 600

Emeryville, CA 94608

LECG Corporation

2000 Powell Street, Suite 600

Emeryville, CA 94608

To our Stockholders:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of LECG Corporation. The Annual Meeting will be held on Friday, June 10, 2005, at 2:00 p.m. local time, at the Holiday Inn San Francisco-Oakland Bay Bridge located at 1800 Powell Street, Emeryville, CA 94608.

The expected actions to be taken at the Annual Meeting are described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. Included with the Proxy Statement is a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004. We encourage you to read the Form 10-K. It includes our audited financial statements and information about our operations, markets and services.

Stockholders of record as of April 12, 2005 may vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date, and return the accompanying proxy card in the enclosed postage-paid envelope. Returning the proxy card will ensure your representation at the meeting but does NOT deprive you of your right to attend the meeting and to vote your shares in person. The Proxy Statement explains more about the proxy voting. Please read it carefully. We look forward to seeing you at the Annual Meeting.

Sincerely,

David J. Teece
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:      Friday, June 10, 2005

Time:     2:00 p.m. local time

Place:     Holiday Inn San Francisco-Oakland Bay Bridge

1800 Powell Street

Emeryville, CA 94608

Matters to be voted on:

1.                Election of David J. Teece, David P. Kaplan, Michael R. Gaulke, Michael J. Jeffery, William W. Liebeck, Ruth M. Richardson, William J. Spencer and Walter H.A. Vandaele as directors.

2.                Ratification of Deloitte & Touche LLP as independent auditors.

3.                To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 12, 2005 are entitled to notice of and to vote at the Annual Meeting.

By order of the Board of Directors

Marvin A. Tenenbaum
Vice President, General Counsel and Secretary
April 26, 2005

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD.

i

ii

LECG CORPORATION

PROXY STATEMENT FOR 2005
ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited on behalf of the Board of Directors of LECG Corporation (“LECG”), for use at the Annual Meeting of Stockholders to be held on Friday, June 10, 2005 at 2:00 p.m. local time, and at any postponement or adjournment thereof. The Annual Meeting will be held at the Holiday Inn San Francisco-Oakland Bay Bridge located at 1800 Powell Street, Emeryville, CA 94608. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.

These proxy solicitation materials and the enclosed Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including financial statements, were first mailed on or about April 26, 2005 to all stockholders entitled to vote at the meeting. Our principal executive offices are located at 2000 Powell Street, Suite 600, Emeryville, CA, 94608, and our telephone number is (510) 985-6700.

GENERAL INFORMATION ABOUT THE MEETING

Who May Vote

You may vote if our records showed that you owned shares of LECG as of April 12, 2005 (the “Record Date”). At the close of business on that date, we had a total of 23,046,066 shares of Common Stock issued and outstanding, which were held of record by approximately 100 stockholders. As of the Record Date, we had no shares of Preferred Stock outstanding. You are entitled to one vote for each share that you own.

Voting Your Proxy

If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted. If a bank, broker or other nominee holds your shares and you wish to attend the meeting and vote in person, you must obtain a “legal proxy” from the record holder of the shares giving you the right to vote the shares.

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock by signing, dating and mailing the proxy card in the postage paid envelope that we have provided. Of course, you may also choose to attend the meeting and vote your shares in person. The proxy holders will vote your shares in accordance with your instructions on the proxy card. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

Matters to be Presented

We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions.

Changing Your Vote

To revoke your proxy instructions if you are a holder of record, you must (i) advise our Corporate Secretary in writing before the proxy holders vote your shares, (ii) deliver later proxy instructions, or (iii) attend the meeting and vote your shares in person. If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or nominee.

Cost of This Proxy Solicitation

We will pay the cost of this proxy solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

How Votes are Counted

The Annual Meeting will be held if a majority of the outstanding Common Stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Abstentions and Broker Non-Votes

Shares that are voted “WITHHELD” or “ABSTAIN” are treated as being present for purposes of determining the presence of a quorum and as entitled to vote on a particular subject matter at the Annual Meeting. If you hold your common stock through a bank, broker or other nominee, the broker may be prevented from voting shares held in your account on some proposals (a “broker non-vote”) unless you have given voting instructions to the bank, broker or nominee. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but not for purposes of determining whether a proposal has passed.

Our Voting Recommendations

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board of Directors:

•        “FOR” the election of David J. Teece, David P. Kaplan, Michael R. Gaulke, Michael J. Jeffery, William W. Liebeck, Ruth M. Richardson, William J. Spencer and Walter H.A. Vandaele to the Board of Directors; and

• “FOR” ratification of Deloitte & Touche LLP as our independent auditors for fiscal year 2005.

Deadlines for Receipt of Stockholder Proposals

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (SEC) and our bylaws. Stockholder proposals that are intended to be included in our Proxy Statement and form of Proxy relating to the meeting for our 2006 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the Securities Exchange Act) must be received by us no later than February 27, 2006 to be considered for inclusion.

If a stockholder intends to submit a proposal or nomination for director for our 2006 Annual Meeting of Stockholders that is not to be included in LECG’s Proxy Statement and form of Proxy relating to the meeting, the stockholder must give us notice in accordance with the requirements set forth in LECG’s bylaws no later than January 26, 2006. LECG’s bylaws require that certain information and acknowledgments with respect to the proposal and the stockholder making the proposal be set forth in the notice. A copy of the relevant bylaw provision is available upon written request to LECG Corporation, 2000 Powell Street, Suite 600, Emeryville, CA 94608, Attention: Corporate Secretary. You can also access our SEC filings, including our Annual Report on Form 10-K, on the SEC’s website located at www.sec.gov and on our website at www.lecg.com.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight directors. At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms expire on the annual meeting dates or until their respective successors are duly elected and qualified.

Nominees

The Corporate Governance Committee of the Board of Directors selected, and the Board of Directors approved, David J. Teece, David P. Kaplan, Michael R. Gaulke, Michael J. Jeffery, William W. Liebeck, Ruth M. Richardson, William J. Spencer and Walter H.A. Vandaele, as nominees for election to the Board of Directors at the Annual Meeting. Each of these nominees currently serves on our Board of Directors. If elected, Drs. Teece, Spencer and Vandaele, Messrs. Kaplan, Gaulke, Jeffery and Liebeck, and Ms. Richardson will each serve as a director until our annual meeting in 2006, their respective successors are elected and qualified or their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Drs. Teece, Spencer and Vandaele, Messrs. Kaplan, Gaulke, Jeffery and Liebeck, and Ms. Richardson. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that any nominee would be unable or unwilling to serve as a director.

Vote Required	If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes will have no effect on the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF DAVID J. TEECE, DAVID P. KAPLAN, MICHAEL R. GAULKE, MICHAEL J. JEFFERY, WILLIAM W. LIEBECK, RUTH M. RICHARDSON, WILLIAM J. SPENCER AND WALTER H.A. VANDAELE TO THE BOARD OF DIRECTORS.

Information About the Directors and Nominees	The following table sets forth information regarding our directors and the nominees as of April 30, 2005:

Name	Age	Position	Director Since
David J. Teece	56	Chairman of the Board	2000
David P. Kaplan	50	President and Director	2000
Michael R. Gaulke	59	Director	2003
Michael J. Jeffery	58	Director	2003
William W. Liebeck	50	Director	2000
Ruth M. Richardson	54	Director	2003
William J. Spencer	74	Director	2002
Walter H.A. Vandaele	60	Director	2001

There are no family relationships between any director, director nominee and executive officer.

David J. Teece

Dr. Teece co-founded our business in 1988. He has served as our Chairman of the Board of Directors from the date of the management buyout of our business in September 2000. Dr. Teece served as the Chairman of LECG, Inc., our predecessor company, from its founding until it was acquired by Navigant Consulting, Inc. in August 1998. Dr. Teece has performed economic, business and financial consulting services in the capacity of an expert for our firm since the inception of our business, and he has been an economic, business and financial consultant for 30 years. Since 1982, Dr. Teece has been a Professor of Business Administration at the Haas School of Business at the University of California at Berkeley, where since 1994 he has directed the Institute of Management, Innovation and Organization. Dr. Teece has had teaching and research positions at Stanford University and Oxford University. He has authored over 150 publications in economics, business and technology strategy and has testified before Congress and government agencies on regulatory policy and competition policy. Dr. Teece has a PhD in Economics from the University of Pennsylvania. He also serves on the board of directors of the Atlas Family of Mutual Funds, the Atlas Insurance Trusts, Canterbury Ltd. and several other private entities.

David P. Kaplan

Mr. Kaplan has served as our President and a member of the Board of Directors since September 2000. From August 1998 to August 2000, Mr. Kaplan was employed by Navigant Consulting/LECG performing economic, business and financial consulting services. From 1985 to 1998, Mr. Kaplan was president of Capital Economics, an economic consulting firm he helped establish. Mr. Kaplan specializes in antitrust economics, including the analysis of numerous mergers, damage assessment in intellectual property matters, including, for example, those involving patents and trade secrets, and the analysis of damage issues related to general commercial litigation. He also is experienced in analyzing economic issues in matters involving possible class certification. Mr. Kaplan has testified as an economic expert in federal and state courts, before arbitration panels and before regulatory agencies including the Department of Justice, the Federal Trade Commission and the International Trade Commission. Mr. Kaplan also has testified before Congress on antitrust and competitive policy issues. Mr. Kaplan has served as a consultant to the Federal Trade Commission (Bureau of Economics), the Department of Justice and the Senate Judiciary Committee. He has published in the field of economics and teaches in the MBA program at Johns Hopkins University. He also has served as a Lecturer in Economics at George Mason University. Mr. Kaplan has a BA and MA in Economics from The George Washington University and a JD from The George Washington University National Law Center.

Michael R. Gaulke

Mr. Gaulke has served on our Board of Directors since June 2003. Since June 1996, Mr. Gaulke has been the President and Chief Executive Officer of Exponent, Inc. (formerly known as Failure Analysis Associates), a publicly traded consulting firm of engineers and scientists which is best known in the litigation support marketplace for its expertise in products liability matters and for investigating accidents and failures. Mr. Gaulke has also served on the board of directors of Exponent, Inc. since 1994. Mr. Gaulke is a member of the Board of Trustees of the Palo Alto Medical Foundation and a director of Cymer, Inc. He has a BS in Electrical Engineering from Oregon State University and an MBA from the Stanford Graduate School of Business. Mr. Gaulke serves on our Compensation Committee and as Chairman of our Audit Committee.

Michael J. Jeffery

Mr. Jeffery has served on our Board of Directors since June 2003. Mr. Jeffery, currently retired, was the Treasurer and Head of the Markets Division for the Western Hemisphere and a member of the senior executive committee of Standard Chartered Bank from 1994 until 2001. Prior to his service at Standard Chartered Bank, Mr. Jeffery held senior executive financial and board of director positions with Nikko Bank, Scandinavian Bank Group, and Finacorp SA New York. He has extensive, global experience in business and financial management, trading, sales and administration, including past service on the board of directors of Banque Scandinave en Suisse, the Private Capital Group, Banco Scandinavian Sul America and Scandinavian Pacific Limited. Mr. Jeffery serves on our Audit and Compensation Committees and as Chairman of our Corporate Governance Committee.

William W. Liebeck

Mr. Liebeck has served on our Board of Directors since September 2000. Mr. Liebeck was a partner of Thoma Cressey Equity Partners, Inc., a private equity investment firm, from June 1997 to February 2005. From June 1990 to July 1996, Mr. Liebeck was a partner at the private equity firm of Equivest Partners, Inc. Prior to that, he was a partner at Golder Thoma & Co., also a private equity firm. Mr. Liebeck currently serves as a director of several private companies. He has a BA in Economics from the University of California at Berkeley and an MBA from the Stanford Graduate School of Business. Mr. Liebeck serves on our Compensation and Corporate Governance Committees.

Ruth M. Richardson

The Honourable Ruth Richardson has served on our Board of Directors since September 2003. Ms. Richardson has been an international strategic and economic policy consultant since 1994. From 1990 to 1993, Ms. Richardson served as New Zealand’s Minister of Finance. Ms. Richardson was a member of the New Zealand Parliament from 1981 to 1994. She currently serves as a director of Oyster Bay Malborough Vineyards Limited, a New Zealand publicly listed company and several private companies. Ms. Richardson has also served as a member of the board of the Reserve Bank of New Zealand from 1999 to February 2004. She has extensive, global experience in business and financial management, corporate governance, privatizations and public sector and social policy reforms. She has lectured widely and has advised governments and governmental agencies throughout the world. Ms. Richardson serves on our Audit, Compensation and Corporate Governance Committees.

William J. Spencer

Dr. Spencer has served on our Board of Directors since November 2002. He has been Chairman Emeritus of the International SEMATECH, a consortium of twelve semiconductor manufacturing companies from seven countries, since November 2000. From October 1997 to October 2000, Dr. Spencer was Chairman of the Board of SEMATECH. He also served as President and Chief Executive Officer of SEMATECH from November 1990 to October 1997. Dr. Spencer is a director of Capital Group ICA, a privately held corporation, a director of iMetrikus, a privately held corporation, a member of the National Academy of Engineering, a Fellow of the Institute of Electrical and Electronics Engineers and serves on many advisory groups. Dr. Spencer held teaching positions at the University of California at Berkeley and the University of New Mexico. During 1997 and 1998, he was a member of the board of directors of LECG, Inc. prior to its acquisition by Navigant Consulting. Dr. Spencer has an MS in Mathematics and a PhD in Physics from Kansas State University. Dr. Spencer serves on our Audit Committee and as Chairman of our Compensation Committee.

Walter H.A. Vandaele

Dr. Vandaele has served on our Board of Directors since June 2001 and has been an expert with our company since November 2000. From August 1998 to October 2000, Dr. Vandaele was a Senior Vice President of PHB Hagler Bailly, Inc., a subsidiary of Hagler Bailly, Inc. Dr. Vandaele also performed economic, business and financial consulting services at Putnam, Hayes & Bartlett, Inc. from June 1988 to August 1998. He has a Licentiaat in the Handels-en Financiële Wetenschappen from the University of Antwerp (University Faculties Saint Ignatius) (Belgium), a Doctorandus in Economics, University of Tilburg (the Netherlands) and a PhD and an MBA from the Graduate School of Business, University of Chicago.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board of Directors held 9 meetings during fiscal year 2004. All directors attended at least 75% percent of the meetings of the Board of Directors and of the committees on which they served during fiscal year 2004 except for Mr. Liebeck, a member of our Corporate Governance Committee, who attended two of the three meetings held by that committee in 2004.

Board Independence

The Board of Directors has determined that each of its current directors, who are all standing for re-election, except David J. Teece, David P. Kaplan, and Walter H.A. Vandaele, has no material relationship with LECG and is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect.

Committees of the Board of Directors

The Board of Directors has Audit, Corporate Governance, and Compensation committees. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board of Directors, and are non-employee directors. The following describes each committee, its current membership, its function and the number of meetings held during fiscal year 2004.

Audit Committee

The Audit Committee consists of Messrs. Gaulke and Jeffery, Dr. Spencer, and Ms. Richardson, who joined the Committee in February 2005; each of whom is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect. The Board of Directors has determined that Mr. Gaulke is an “audit committee financial expert” as defined in SEC rules. The Audit Committee held 9 meetings during fiscal year 2004. Mr. Gaulke serves as Chairman of the Audit Committee.

The Audit Committee oversees the accounting, financial reporting and audit processes; makes recommendations to the Board of Directors regarding the selection of independent auditors; reviews the results and scope of audit and other services provided by the independent auditors; reviews the accounting principles and auditing practices and procedures to be used in preparing our financial statements; and reviews our internal controls.

The Audit Committee works closely with management and our independent auditors. The Audit Committee also meets with our independent auditors in executive session, without the presence of our management, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. The Audit Committee also meets with our independent auditors to approve the annual scope of the audit and non-audit related services to be performed.

There have been no changes to the Audit Committee charter included as Appendix A to our 2004 Proxy Statement, which can be accessed on the SEC’s website at www.sec.gov and on our website at www.lecg.com.

Corporate Governance Committee

The Corporate Governance Committee consists of Messrs. Jeffery and Liebeck and Ms. Richardson, each of whom is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect.

The Corporate Governance Committee held 3 meetings during fiscal year 2004. Mr. Jeffery serves as Chairman of the Corporate Governance Committee.

In accordance with its charter, the Corporate Governance Committee considers and periodically reports on matters relating to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees; develops and recommends governance principles applicable to us; oversees the evaluation of the Board of Directors and management; and oversees and sets compensation for the Board of Directors.

There have been no changes to the Corporate Governance Committee charter included as Appendix B to our 2004 Proxy Statement, which can be accessed on the SEC’s website at www.sec.gov and on our website at www.lecg.com

Stockholder Recommendations and Nominations

It is the policy of the Corporate Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders continuously holding at least the lesser of $2,000 in market value or one percent (1%) of LECG’s securities for at least twelve (12) months prior to the date of the submission of the recommendation. A stockholder desiring to recommend a candidate for election to the Board of Directors should direct the recommendation in writing to:

Corporate Secretary
LECG Corporation
2000 Powell Street, Suite 600
Emeryville, California 94608

A submitted recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and LECG within the last three years and evidence of the recommending person’s ownership of LECG stock.

A stockholder desiring to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in LECG’s bylaws and the rules and regulations of the SEC. In general, these deadlines and requirements are described above under “Deadlines for Receipt of Stockholder Proposals” in this Proxy Statement.

Director Qualifications

LECG’s Corporate Governance Committee Charter as well as its policies and procedures for director candidates contain membership guidelines and criteria for the Corporate Governance Committee to consider. Except as may be required by rules promulgated by NASDAQ or the SEC, there are no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. However, in evaluating the qualifications of the candidates, the Corporate Governance Committee considers many factors, including issues of character, judgment, business experience and acumen, independence, expertise, diversity of experience and other commitments. Academic and business expertise, prior government service and familiarity with national and international issues affecting business are also among the relevant criteria. The Corporate Governance Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Corporate Governance Committee considers each individual candidate in the context of the current perceived needs of the Board of Directors as a whole. While the Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Corporate Governance Committee believes that candidates and nominees must reflect a Board of Directors that is composed of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board of Directors effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

Identification and Evaluation of Nominees for Directors	The Corporate Governance Committee’s process for evaluating and identifying the candidates that it selects, or recommends to the Board of Directors for selection, as director nominees, are as follows:

•        The Corporate Governance Committee regularly reviews the current composition and size of the Board of Directors and considers the suitability of each candidate, including the current members of the Board of Directors, in light of the current size and composition of the Board of Directors.

•        The Corporate Governance Committee evaluates the performance of the Board of Directors as a whole and evaluates the performance and qualifications of individual members of the Board of Directors eligible for re-election at the annual meeting of stockholders.

•        In evaluating current members of the Board of Directors, the Corporate Governance Committee reviews each current member’s length of service in addition to such member’s other qualifications. Although no term limits are established for service on the Board of Directors, the Corporate Governance Committee considers and balances the disadvantages of losing the contribution of directors who over time have developed increasing insight into LECG and its operations against the potential advantages of obtaining contributions of new ideas and viewpoints. The general expectation is that independent directors will serve for 6-10 years. In particular, the Corporate Governance Committee considers the desirability of periodic rotation of members of the Board of Directors who also provide services to LECG as experts (“expert directors”). The general expectation is that non-management expert directors will serve for 3 years.

•        The Corporate Governance Committee reviews the qualifications of any candidates who have been properly recommended or nominated by a stockholder, as well as those candidates who have been identified by management, individual members of the Board of Directors or, if the Corporate Governance Committee determines, a search firm. Such review may, in the Corporate Governance Committee’s discretion, include a review solely of information provided to the Corporate Governance Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Corporate Governance Committee deems proper.

• After such review and consideration, the Corporate Governance Committee selects, or recommends that the Board of Directors select, the slate of director nominees.
Compensation Committee

The Compensation Committee consists of Messrs. Gaulke, Liebeck and Jeffery, Dr. Spencer and Ms. Richardson. The Compensation Committee held 7 meetings during fiscal year 2004. Dr. Spencer serves as Chairman of the Compensation Committee.

The Compensation Committee oversees and makes recommendation to the Board of Directors regarding our compensation and benefits policies; and oversees, evaluates and approves compensation plans, policies and programs for our executive officers.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2004, no member of the Compensation Committee was an officer or employee of LECG. During fiscal year 2004, no executive officer of LECG served as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Annual Meeting Attendance

The Company, through its Corporate Governance Committee, has adopted a policy related to Director attendance at the annual meetings of LECG stockholders. Along with the Chairman, President and all other appropriate corporate officers, at least one independent director should be in attendance at the annual meeting of LECG stockholders. All other Directors are encouraged to attend the meetings.

Communicating with the Board of Directors

Stockholders may communicate with the Board of Directors by submitting an email to investor@lecg.com or by writing to us at LECG Corporation, Attention: Investor Relations, 2000 Powell Street, Suite 600, Emeryville, California 94608. Stockholders who would like their submission directed to a member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics for all employees and independent contractors of LECG, which is applicable to all principal executive, financial and accounting officers. We will provide a copy of the Code of Business Conduct and Ethics upon written request to LECG Corporation, Attention: Investor Relations, 2000 Powell Street, Suite 600, Emeryville, California 94608. LECG will file a Form 8-K with the SEC, disclosing any material amendment to the Code of Business Conduct and Ethics or waiver of a provision of the Code of Business Conduct and Ethics with respect to one of our officers, including the name of the officer to whom the waiver was granted, within four business days after such amendment or waiver.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Deloitte & Touche LLP to audit our financial statements for the fiscal year ending December 31, 2005. The decision of the Board of Directors to appoint Deloitte & Touche LLP was based on the recommendation of the Audit Committee. Before making its recommendation to the Board of Directors, the Audit Committee carefully considered that firm’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed its satisfaction with Deloitte & Touche LLP in all of these respects.

Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint new independent auditors at any time during the year if the Board of Directors believes that such a change would be in the best interest of LECG and its stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Board of Directors may reconsider its selection.

Deloitte & Touche LLP has audited our financial statements since fiscal year 2000. The Board of Directors expects that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Fees Billed By Deloitte & Touche LLP During Fiscal Years 2003 and 2004

The following table presents the fees paid or accrued by LECG for the audit and other services provided by Deloitte & Touche LLP for the years ended December 31, 2003 and 2004 (our initial public offering was in November 2003):

	2003	2004
	(in thousands)
Audit Fees(1)	$932	$955
Audit-Related Fees(2)	10	93
Tax Fees(3)
Tax Compliance	559	299
Tax Advice	56	175
All Other Fees(4)	—	—
Total Fees	$1,557	$1,522

(1)          Audit fees represent fees for professional services provided in connection with the audits of our financial statements, internal controls over financial reporting and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004; review of our quarterly financial statements; and audit services provided in connection with LECG’s initial public offering completed in November 2003 and secondary offering completed in December 2004, and related registration statements.

(2)          Audit-related fees consist primarily of fees for services performed in connection with acquisitions.

(3)          Fees related to tax compliance are primarily for federal and states’ filing requirements for LECG Holding Company, LLC, the predecessor entity of LECG. Fees for tax advice consisted of assistance with matters related to certain foreign and domestic tax issues and in connection with acquisitions.

(4)          There were no other services performed by Deloitte & Touche LLP.

Audit Committee pre-approval policy.   Prior to the initiation of any audit related or non-audit related service, the Audit Committee is presented with a proposal for such service and an estimate of the fees for pre-approval. In the event the scope of the work requires change from the initial proposal, the modified proposal is presented to the Audit Committee for pre-approval. The requests for pre-approvals are presented to the Audit Committee at the time of the committee’s regularly scheduled meetings, or on an as-needed basis. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit related and non-audit related services to be performed by LECG’s independent auditors and associated fees on an as-needed basis. Such pre-approvals are reported to the full Audit Committee at its next regularly scheduled meeting. Subsequent to our initial public offering on November 13, 2003, the Audit Committee has pre-approved 100% of audit related and non-audit related services by LECG’s independent auditors.

The Audit Committee has determined the rendering of other professional services for tax compliance and tax advice by Deloitte & Touche LLP is compatible with maintaining their independence.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche LLP as our independent auditors. Abstentions will have the effect of a vote “against” the ratification of Deloitte & Touche LLP as our independent auditors. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS LECG’S INDEPENDENT
AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information about the beneficial ownership of our common stock on March 31, 2005, by:

•       each person known to us to be the beneficial owner of more than 5% of our common stock;

•       each named executive officer;

•       each of our directors; and

•       all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o LECG Corporation, 2000 Powell Street, Suite 600, Emeryville, California 94608. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 23,014,712 shares of common stock outstanding on March 31, 2005.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2005. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Beneficial owner	Number of shares owned	Number of Shares Underlying Options Exercisable Within 60 days of March 31, 2005	Percentage of Shares Outstanding
5% Stockholders
Ronald Baron and affiliated entities(1)	2,312,500	—	10.0%
T. Rowe Price Associates, Inc.(2)	1,943,800	—	8.4%
Thoma Cressey Fund VII, L.P. and Thoma Cressey Friends Fund VII, L.P.(3)	1,900,500	—	8.3%
Westfield Capital Management Company LLC(4)	1,838,050	—	8.0%
Wasatch Advisors, Inc.(5)	1,371,199	—	6.0%
Endowment Capital, L.P. and affiliated entities(6)	1,153,282	—	5.0%
Directors and Named Executive Officers
David J. Teece(7)	1,309,730	483,593	7.6%
David P. Kaplan	321,825	600,781	3.9%
J. Geoffrey Colton	41,302	17,187	*
Marvin A. Tenenbaum	—	49,936	*
Walter H.A. Vandaele	369,121	34,150	1.7%
John C. Burke	2,487	41,925	*
Gary S. Yellin	1,679	13,736	*
Tina M. Bussone	360	6,509	*
Michael R. Gaulke(8)	2,900	6,835	*
Michael R. Jeffrey	—	6,835	*
William J. Spencer	—	6,835	*
Ruth M. Richardson	—	6,184	*
William W. Liebeck	5,900	—	*
All directors and executive officers as a group (13 people)	2,054,304	1,275,506	13.7%

*                    Less than one percent

(1)          Ronald Baron owns a controlling interest in Baron Capital Group, Inc. (“BCG”). BAMCO, Inc. (“BAMCO”) and Baron Capital Management, Inc. (“BCM”) are subsidiaries of BCG. Ronald Baron, BCG, BAMCO, and BCM beneficially own an aggregate of 2,312,500 shares of our common stock. Ronald Baron and BCG, each, beneficially own 2,312,500 shares of our common stock, BAMCO beneficially owns 2,309,000 shares of our common stock and BCM beneficially owns 3,500 shares of our common stock. Ronald Baron and BCG disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than Ronald Baron and BCG. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates. The address for Ronald Baron, BCG, BAMCO, and BCM is 767 Fifth Avenue, New York, New York 10153.

(2)          The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21902.

(3)          Thoma Cressey Fund VII, L.P. (“Fund VII”) holds directly 1,871,270 shares of our common stock and Thoma Cressey Friends Fund VII, L.P. (“Friends Fund VII”) holds directly 29,230 shares of our common stock. TC Partners VII, L.P. (“TC Partners”), as the general partner to both Fund VII and Friends Fund VII, may, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, be deemed to own beneficially the shares held by Fund VII and Friends Fund VII. Thoma Cressey Equity Partners, Inc. (“Partners, Inc.”), as the general partner of TC Partners, may, for purposes of Rule 13d-3, be deemed to own beneficially the shares held by Fund VII and Friends Fund VII. Carl D. Thoma is the sole stockholder of Partners, Inc. and accordingly possesses voting and dispositive power over all of the shares owned by the Thoma Cressey entities. The address for Mr. Thoma and the Thoma Cressey entities is One Embarcadero Center, Suite 2930, and San Francisco, California, 94111.

(4)          The address of Westfield Capital Management Company LLC is One Financial Center, Boston, Massachusetts 02111-2960.

(5)          The address for Wasatch Advisors Inc. is 150 Social Hall Avenue, Salt Lake City, UT 84111.

(6)          Endowment Capital, L.P., a Delaware limited partnership (“Endowment”); Long Drive, L.P., a Delaware limited partnership, (“Long Drive);” Endowment Capital Group, LLC, a Delaware limited liability company, which serves as general partner to Endowment and Long Drive (the “General Partner”); Endowment Management, LLC, a Delaware limited liability company, which serves as investment manager to Endowment and Long Drive (the “Manager”); and Mr. Philip Timon, who serves as the managing member of the General Partner and the Manager; each possess voting and dispositive power over these shares. The address for Endowment, Long Drive, the General Partner, the Manager and Mr. Timon is 1105 N. Market Street, 15th Floor, Wilmington, DE 19801.

(7)          Includes 325,000 shares held by the Teece Irrevocable Trust No. 3 U/A/D 10/14/97, 73,829 shares of common stock held by the Teece Family Millennium Trust, 123,047 shares of common stock held by the Flex Trust u/t/d February 5, 2003 and 16,625 shares of common stock held by the Teece Family Foundation.

The sole trustee of the Teece Irrevocable Trust No. 3 U/A/D 10/14/97 is Norman J. Laboe. The beneficiaries of the Teece Irrevocable Trust No. 3 are the four minor children of Dr. Teece. The co-trustees of the Teece Family Millennium Trust are Norman J. Laboe and U.S. Trust Company of Delaware. The beneficiaries of the Teece Family Millennium Trust are the four minor children of Dr. Teece, the grandchildren and more remote descendants of Dr. Teece, and the Teece Family Foundation, a private charitable foundation. Dr. Teece disclaims beneficial ownership of these shares, including shares subject to underlying options, except to the extent of his pecuniary interest therein.

The sole trustee of the Flex Trust u/t/d February 5, 2003 is Norman J. Laboe. The beneficiaries of the Flex Trust u/t/d February 5, 2003 are Dr. Teece, the descendants of Dr. Teece and the Teece Family Foundation, a private charitable foundation.

The board of directors of the Teece Family Foundation consists of Dr. Teece, his spouse, Leigh Teece, and one other individual, who collectively possess voting and dispositive power over all of the shares owned by the Teece Family Foundation. Dr. Teece disclaims beneficial ownership of these shares, including shares subject to underlying options, except to the extent of his pecuniary interest therein.

(8)          Shares are held by the Gaulke Family Trust, of which Mr. Gaulke and Judith A. Gaulke are trustees.

EXECUTIVE OFFICERS

The following table sets forth our executive officers. The table also sets forth their ages as of April 30, 2005.

Name	Age	Position
David J. Teece	56	Chairman of the Board of Directors
David P. Kaplan	50	President and Director
John C. Burke	66	Chief Financial Officer
Gary S. Yellin	53	Chief Accounting Officer
Marvin A. Tenenbaum	53	Vice President, General Counsel and Secretary
Tina M. Bussone	32	Director of Administration
J. Geoffrey Colton	57	Director of Finance and Assistant Secretary

David J. Teece	Dr. Teece’s biography is set forth under the heading “Proposal One: Election of Directors—Information About the Directors and Nominees.”
David P. Kaplan	Mr. Kaplan’s biography is set forth under the heading “Proposal One: Election of Directors—Information About the Directors and Nominees.”
John C. Burke

Mr. Burke has served as our Chief Financial Officer since January 2003. Prior to joining us, Mr. Burke served as the Chief Financial Officer and Treasurer of Braun Consulting Inc. for approximately six years. Prior to his service at Braun Consulting, Mr. Burke served as a member of senior management of the public accounting firm of Grant Thornton LLP for twenty years holding the positions of Chairman of the firm for three years and Chicago Area Managing Partner for seven years. He is a Certified Public Accountant and has a BS in Accounting from the University of Notre Dame.

Gary S. Yellin

Mr. Yellin has served as our Chief Accounting Officer since January 2003. Prior to joining us as an employee, Mr. Yellin consulted to us in a management capacity overseeing our accounting function from April 2002 through December 2002. Mr. Yellin performed similar duties in a consulting capacity for companies beginning in October 1997 through April 2002, and performed forensic accounting litigation support from May 1999 through August 2002 with the law firm of Morrison Foerster, LLP. Mr. Yellin has taught Accounting at California State University at Hayward. He is a Certified Public Accountant licensed in the State of California and has a BA in Mathematics from the State University of New York at Binghamton in May 1973 and an MBA from California State University at Hayward in December 1981.

Marvin A. Tenenbaum

Mr. Tenenbaum has served as our Secretary since February 2003 and our General Counsel and Vice President since January 2001. Prior to joining us, Mr. Tenenbaum was of counsel at the law firm of Sachnoff & Weaver from March 2000 to January 2001. From August 1998 until January 2000, Mr. Tenenbaum was the General Counsel of Operations at Navigant Consulting, Inc. and from October 1993 until August 1998, he was the General Counsel at Peterson Consulting LLC. Mr. Tenenbaum has a BA in Economics and a JD from Northwestern University.

Tina M. Bussone

Ms. Bussone has served as our Director of Administration since April 2003. From September 2000 to April 2003, Ms. Bussone worked as our Manager of Administrative Operations. From September 1999 until August 2000, she was a Regional Operations Manager at Navigant Consulting, Inc., and from August 1998 until September 1999, she was the Office Coordinator of our Washington, D.C. office. Prior to joining us in August 1998, Ms. Bussone worked for a law firm in Washington, D.C. Ms. Bussone has a BS in Russian Area Studies from Georgetown University and a MBA from George Washington University.

J. Geoffrey Colton

Mr. Colton has served as our Director of Finance and Assistant Secretary since February 2003 and served as our Chief Financial Officer, Vice President and Secretary from June 2000 until January 2003. Prior to joining us, Mr. Colton served as Chief Financial Officer of T.Y. Lin International from April 1998 until March 2000. Mr. Colton also served as the Vice President of Finance for Kleinfelder, Inc. from October 1987 until March 1998. He has a BA in Political Science from San Francisco State University and an MBA from Golden Gate University.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The following table summarizes the compensation earned for services rendered to us in all capacities for the years ended December 31, 2003 and 2004 by our Chairman of the Board of Directors (acting in a capacity similar to a chief executive officer) and our four other most highly paid executive officers whose salary and bonus exceeded $100,000 in fiscal 2004. These executives are referred to as the named executive officers elsewhere in this Proxy Statement:

				Securities
				underlying	All other
Name and principal position	Year	Salary	Bonus	options	compensation
David J. Teece	2004	$225,000	$0	750,000	$3,457,109	(1)(2)
Chairman of the Board	2003	200,000	354,840	46,875	1,850,385	(1)(3)
	2002	125,000	100,000	—	1,508,607	(1)
David P.Kaplan	2004	$225,000	$0	750,000	$1,927,335	(1)(2)
President	2003	200,000	354,840	46,875	2,236,336	(1)(3)
	2002	125,000	100,000	—	2,451,058	(1)
Marvin A. Tenenbaum	2004	$340,000	$0	0	$6,000	(4)
General Counsel, Vice	2003	300,000	100,000	15,625	6,000	(4)
President and Secretary	2002	270,000	45,000	—	—
John C. Burke	2004	$275,000	$0	15,265	$6,000	(4)
Chief Financial Officer	2003	240,545	150,000	68,750	6,000	(4)
Gary S. Yellin	2004	$200,000	$15,000	0	$6,000	(4)
Chief Accounting Officer	2003	190,000	75,000	31,250	18,850	(4)(5)

(1)          Includes expert fees and project origination fees paid to the named executive officer in his capacity as an expert.

(2)          Includes deferred compensation and related interest thereon paid in February 2004 of $500,000 and $169,109 for Dr. Teece, and $250,000 and $84,555 for Mr. Kaplan. The deferred compensation related to their efforts in our management buyout completed in September 2000. Interest on the amounts due Dr. Teece and Mr. Kaplan was earned through the period ending February 2004.

(3)          Includes $50,000 and $25,000 of interest earned in 2003 on deferred compensation by Dr. Teece and Mr. Kaplan, respectively.

(4)          Represents employer contributions to the LECG 401(K) Plan.

(5)          Includes $13,625 of fees paid to Mr. Yellin in his capacity as consultant.

Option Grants in Last Fiscal Year

The following table sets forth each grant of stock options granted to each named executive officer during 2004, including the potential realizable value over the 10-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises depend on the future performance of our common stock. The assumed 5% and 10% rates of stock appreciation are based on the closing price on December 31, 2004 of $18.65 per share.

	Individual grants
		Percent of			Potential realizable value at
	Number of	total options			assumed annual rates of stock
	securities	granted			price appreciation for option
	underlying	pursuant to	Exercise	Expiration	term
Name	options granted	option plan(1)	price	date	5%	10%
David J. Teece	750,000	32.16%	$21.85	5/6/2014	$6,396,664	$19,892,473
David P.Kaplan	750,000	32.16%	$21.85	5/6/2014	$6,396,664	$19,892,473
John C. Burke	15,265	0.65%	$19.10	12/8/2014	$172,172	$446,857

(1)   Percentages represent options granted in 2004 to the named executive officers as a percent of all options granted pursuant to our 2003 Stock Option Plan in 2004.

In 2004, we granted options to purchase up to an aggregate of 2,331,865 shares to employees, directors and consultants. Option shares generally vest over four to seven years.

Aggregate Option Exercises and Option Values

The following table describes for the named executive officers the number and value of securities underlying exercisable and unexercisable options held by them as of December 31, 2004. The value of unexercised in-the-money options at December 31, 2004 is based on the closing price at December 31, 2004 of $18.65 per share, less the per share exercise price, multiplied by the number of shares issuable. All options were granted under our 2000 Incentive Plan and 2003 Incentive Plan. There were no options exercised by the named executives in 2004.

	Number of				Value of unexercised
	shares		Number of securities underlying		in-the-money options at
	acquired on	Value	options at December 31, 2004		December 31, 2004
	exercise	realized	Exercisable	Unexercisable	Exercisable	Unexercisable
David J. Teece	—	—	479,687	785,938	$6,272,733	$95,236
David P.Kaplan	—	—	596,875	785,938	$8,098,522	$95,236
Marvin A. Tenenbaum	—	—	47,747	14,754	$669,499	$102,235
John C. Burke	—	—	33,592	50,423	$83,637	$73,707
Gary S. Yellin	—	—	10,806	20,444	$28,636	$54,177

Change of Control and Severance Arrangements

David J. Teece is entitled to receive severance payments for a period of six months at a rate equal to his then current base salary in the event he is terminated without cause pursuant to a senior management agreement with us. These severance payments may be extended by an additional six months in exchange for the extension of the non-competition covenants of Dr. Teece for an additional six months. David P. Kaplan is entitled to receive severance payments totaling $250,000 payable over twelve months in the event he is terminated without cause pursuant to a senior management agreement with us. These senior management agreements are described in “Certain Relationships and Related Transactions—Expert and Senior Management Agreements” on page 22 of this Proxy Statement.

John C. Burke is entitled to receive severance payments for a period of four months at a rate equal to his then current base salary and prior year’s bonus payable over four months in the event he is terminated without cause pursuant to his employment offer letter with us. We must also provide Mr. Burke with 60 days prior written notice of any such termination without cause.

Directors’ Compensation

During 2004, we reimbursed our non-employee directors for their reasonable expenses incurred in connection with attending Board and committee meetings, and these directors, except for William W. Liebeck, received a quarterly retainer of $4,000, an additional $2,000 for each regularly scheduled quarterly meeting of the Board of Directors attended and $1,000 for each meeting of a committee attended. In addition, each of these directors received $1,000 for each special meeting of the Board of Directors attended, and the chairperson of each committee received an additional $1,000 for each committee meeting attended. In addition, each non-employee director, other than William W. Liebeck, received a yearly nondiscretionary, automatic grant of an option to purchase 7,500 shares of our common stock, which vest one year after grant, pursuant to our 2003 Stock Option Plan. Certain directors also act in an expert capacity for us and received compensation for their work as experts. For more information, please see “FN 12—Related Party Transactions” in the financial statements of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Each non-employee director who joins our Board of Directors will receive a nondiscretionary, automatic grant of an option to purchase 15,625 shares of our common stock.

In February 2005, the Board of Directors approved an increase to $6,250 for the quarterly retainer. The Board of Directors also approved a revision to the compensation methodology for the non-employee directors. In addition to the their quarterly retainer and reimbursement of their reasonable expenses incurred in connection with their attending Board and committee meetings, each non-employee director, will receive $2,000 for each regularly scheduled board meeting attended as well as $3,000 for each Board Committee day attended. The chairperson of each committee will receive an additional $1,000 for each committee meeting attended. Each of these directors will also receive $1,000 for each special telephonic meeting of the Board of Directors attended and they will continue to receive a yearly nondiscretionary, automatic grant of an option to purchase 7,500 shares of our common stock, which vest one year after grant, pursuant to our 2003 Stock Option Plan.

On March 24, 2005, as a result of Mr. Liebeck continuing to serve as an independent board member subsequent to his departure from Thoma Cressey Equity Partners, the Board of Directors approved that Mr. Liebeck will be compensated as an independent director, as set forth above, except that Mr. Liebeck will not be granted the initial options provided to non-employee members at the time they join the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms and written representations that we received, if any, that no other reports were required during the fiscal year ended December 31, 2004, we believe that all our executive officers, directors and ten percent stockholders complied with the applicable filing requirements except that (i) on October 27, 2004, Mr. Colton filed a Form 4 reporting the sale of 1,000 shares of our common stock that he made on September 15, 2004, and (ii) on December 10, 2004, Mr. Tenenbaum filed a Form 4 reporting the sale of 2,500 shares of our common stock that he made on December 6, 2004.

Other Information

Certain of our insiders have entered into trading plans in accordance with Rule 10b5-1 under the Exchange Act of 1934. These plans allow insiders to gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce any market impact and avoid concerns about whether they had material, non-public information when they sold their stock. Rule 10b5-1 allows individuals to set up plans governing future purchases and sales of a company’s stock at a time when they are not aware of material nonpublic information, even though the individual may be aware of such information when these trades are completed. The plans adopted by these LECG individuals were adopted during an authorized trading period when the individuals were not in possession of material, non-public information. As of March 31, 2005, the plans established by these LECG individuals, commonly referred to as 10b5-1 plans, provide for the sale of securities over periods of up to 15 months. The number of shares subject to these plans is approximately 317,500 as of March 31, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•  the amounts involved exceeded or will exceed $60,000; and

•  a director, director nominee, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and stockholders.

General

In our ordinary course of business, we enter into transactions with some of our directors and officers. We believe that each of these transactions has been on terms no less favorable for us than we could have obtained in a transaction with an independent third party.

Expert and Senior Management Agreements

We are party to expert agreements with Walter H.A. Vandaele, a director, David T. Scheffman, a director through February 2005, David J. Teece, our Chairman of the Board of Directors, and David P. Kaplan, a director and our President. These agreements are terminable at will by either party and do not contain restrictions on competition after termination. Pursuant to these agreements, these experts provide expert services on our behalf in consideration for a cash payment based on a percentage, which varies by expert from 90% to 100%, of the sum of the amount of fees collected by us for the hours billed by this person and a percentage (up to 14%) of staff fees collected by us on projects secured by this person. We are also required to pay to Mr. Kaplan $58,333 per month, and collected fees for billings and projects originated by Mr. Kaplan will be deducted against this amount; we are required to pay to Dr. Vandaele $41,666 per month, and collected fees for billings and projects secured by Dr. Vandaele are deducted against this amount; and we are required to pay Dr. Scheffman $20,000 per month, and collected fees for billings and projects secured by Dr. Scheffman are deducted against this amount. In addition, Dr. Scheffman received a $1.0 million signing bonus, of which $500,000 was paid in each of 2003 and 2004. In the event that Dr. Scheffman’s association with LECG terminates prior to August 1, 2007, the pro rata portion of the signing bonus relating to the period from the date of termination through August 1, 2007 is required to be repaid.

In September 2000, we entered into a senior management agreement with David J. Teece, our Chairman of the Board of Directors, providing for among other things, Dr. Teece’s compensation as an expert and our Chairman of the Board of Directors. Dr. Teece’s base salary as our Chairman of the Board of Directors was $225,000 for the year ended December 31, 2004. Dr. Teece’s agreement recognizes that his time availability and commitment to us must accommodate his position as a part-time faculty member at the University of California at Berkeley, and the University’s regulations regarding conflict of commitment. Dr. Teece is not required to spend more than 50% of his business or professional time on our affairs or provide services on engagements. In addition, Dr. Teece was entitled to receive $500,000 related to services he rendered in connection with our September 29, 2000 management buyout. The timing of the payment was subject to our achieving certain performance targets, which were met in 2003 and payment was made in February 2004. We are obligated to provide him with two executive assistants at our expense. The senior management agreement does not have a specified term and is terminable at will.

If Dr. Teece’s services as the Chairman of the Board of Directors are terminated by us without cause, Dr. Teece will be entitled to severance payments for a six-month period following termination at his then annual base salary rate, which period may be extended by an additional six months in exchange for a six-month extension of the non-competition covenants of Dr. Teece. Dr. Teece is generally prohibited from managing or controlling a competitive business to ours that has annual revenues greater than $5.0 million during the twelve-month period following his termination, which period is reduced to six months in the event he is terminated by us without cause; however, Dr. Teece may act as an expert in a non-managerial control position. In addition, Dr. Teece is prohibited from soliciting certain of our clients and staff during the twelve-month period following his termination.

In September 2000, we entered into a senior management agreement with David P. Kaplan, our President. In September 2003, we entered into an amended and restated senior management agreement with Mr. Kaplan, providing for among other things, Mr. Kaplan’s compensation as an expert, as previously described, and as our President. Mr. Kaplan’s base salary as our President was $225,000 for the year ended December 31, 2004. In addition, Mr. Kaplan was entitled to receive $250,000 related to services he rendered in connection with our September 29, 2000 management buyout. The timing of the payment was subject to our achieving certain performance targets, which were met in 2003 and payment was made in February 2004. Mr. Kaplan is also eligible for benefits generally available to our other executive and managerial employees, and we are obligated to provide him with one executive assistant at our expense. The senior management agreement does not have a specified term and is terminable at will.

If Mr. Kaplan’s services as the President are terminated by us without cause, Mr. Kaplan will be entitled to severance payments totaling $250,000 payable over a 12-month period following termination. Mr. Kaplan is generally prohibited from managing or controlling a competitive business to ours that has annual revenues greater than $5.0 million during the twelve-month period following his termination; however, Mr. Kaplan may act as an expert in a non-managerial control position. In addition, Mr. Kaplan is prohibited from soliciting certain of our clients and staff during the twelve-month period following his termination.

Pursuant to their respective agreements, we paid Dr. Teece, Mr. Kaplan and Dr. Vandaele, each of whom is a director and in the case of Dr. Teece and Mr. Kaplan, executive officers, $2,788,000, $1,592,780 and $1,315,096, respectively, during 2004 for expert services and project origination fees. We also paid Dr. Scheffman, who was a director in 2004, $1,096,975 during 2004 for expert services and project origination fees.

Other Agreements

Pursuant to an agreement with David Teece, our Chairman of the Board of Directors, we pay project origination fees earned by Dr. Teece to Enterprise Research, Inc., a corporation in which Dr. Teece has a 40% equity position. In identifying the compensation paid to Dr. Teece during 2004, we have included the $1,218,141 amounts paid to this corporation for project origination fees, representing the contractual percentage (typically 14%) applied to professional staff revenue recognized on engagements secured by the expert.

Indemnification Agreements of Officers and Directors

Our amended and restated certificate of incorporation and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have indemnification agreements for our directors and officers.

COMPENSATION COMMITTEE REPORT

The following is the report of the Compensation Committee of the Board of Directors with respect to the compensation paid to our executive officers during fiscal year 2004. Actual compensation earned during fiscal year 2004 by the named executive officers is shown in the Summary Compensation Table on page 18 of this Proxy Statement.

Compensation Philosophy

We operate in the extremely competitive industry of expert services. The Compensation Committee believes that the compensation programs for our executive officers should be designed to attract, motivate and retain talented executives responsible for our success and should be determined within a competitive framework and based on the achievement of designated business objectives, individual contribution, customer satisfaction and financial performance. Within this overall philosophy, the Compensation Committee’s objectives are to:

•        Encourage the achievement of LECG’s long-range objectives by providing compensation which directly relates to the performance of the individual and the achievement of internal strategic objectives, including enhancing stockholder value;

• Establish compensation policies and guidelines that will attract and retain qualified personnel through an overall level of compensation opportunity that is competitive within LECG’s industry; and
• Promote a direct relationship between compensation and LECG’s performance by facilitating executive officer stock ownership through restricted stock and stock option awards.
Components of Executive Compensation	The compensation program for our executive officers consists of the following components:
• Base Salary
• Annual Cash Incentives
• Long-Term Stock Option Incentives
Base Salary

The Board of Directors reviewed and approved fiscal year 2004 salaries for our Chairman, President and other executive officers. Base salaries were established by the Board of Directors based upon competitive compensation data, and each person’s job responsibilities, level of experience, individual performance and contribution to the business. The Board also noted that Dr. Teece, our Chairman and Mr. Kaplan, our President acted as experts and therefore did not have the ability to devote their entire working days to the management of the Company. In making base salary decisions, the Board of Directors exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

Annual Cash Incentives

Annual incentive bonuses for executive officers are intended to reflect the Board of Directors’ belief that a significant portion of the compensation of each executive officer should be contingent upon the performance of LECG, as well as the individual contribution of each executive officer. During fiscal 2004, the Compensation Committee established target discretionary bonuses for the Chairman and the President based on the Company’s achievement of revenue, net income and EBITDA targets. The bonuses that these officers were eligible to receive varied from zero to 222% of base salaries. The Compensation Committee also determined annual discretionary bonuses for other executive officers based not on a formula, but rather based on a number of factors including our financial performance for the fiscal year and the individual contribution of each executive officer. Dr. Teece and Messrs. Kaplan, Burke and Tenenbaum recommended to the Compensation Committee that no bonus should be awarded to them for fiscal 2004. The Compensation Committee accepted their recommendation and, accordingly, awarded them no bonus for fiscal 2004. The bonus amounts for the named executive officers of the Company are set forth in the Summary Compensation Table on page 18 of this Proxy Statement.

Long-Term Stock Option Incentives

The Board of Directors provides our executive officers with long-term incentive compensation through grants of options to purchase our common stock. The goal of the long-term stock option incentive program is to align the interests of executive officers with those of LECG’s stockholders and to provide each executive officer with a significant incentive to manage LECG from the perspective of an owner with an equity stake in the business. It is the belief of the Board of Directors that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in our employ. The Board of Directors considers the grant of each option, reviewing factors such as the individual performance, the anticipated future contribution toward the attainment of our long-term strategic performance goals and the number of unvested options held by each individual at the time of the new grant. In fiscal year 2004, our executive officers were granted stock options to purchase 1,515,265 shares of our common stock.

Respectfully submitted by:
William J. Spencer, Chairman
Michael R. Gaulke
Michael J. Jeffery
William W. Liebeck
Ruth M. Richardson

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2004 with our management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm.

Based on the Audit Committee’s review of the matters noted above and its discussions with our independent auditors and our management, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K.

Respectfully submitted by:
Michael R. Gaulke, Chairman
Michael J. Jeffery
William J. Spencer
Ruth M. Richardson

COMPANY STOCK PRICE PERFORMANCE GRAPH

The following graph compares our cumulative total stockholder return to that of the NASDAQ Stock Market Index for US Companies, a broad market index, and a peer group of companies consisting of Charles River Associates, Navigant Consulting, Inc. and FTI Consulting, Inc. The cumulative stockholder returns for shares of our common stock and for the market index and the peer group comparison are calculated assuming $100 was invested on November 13, 2003, the date on which our common stock commenced trading on the NASDAQ National Market, and assuming that shares of our common stock were purchased at the initial public offering price of the common stock. We paid no dividends during the period shown. The performance of the market index and the peer group comparison is shown on a total return, i.e. dividends reinvested basis. The peer group returns are determined based on the returns of each component issuer of the peer group, weighted according to the respective issuer’s stock market capitalization at the beginning of the period presented.

	Value of Investments
	11/13/2003	12/31/2003	12/31/2004
LECG Corporation	100	135	110
Peer Group	100	108	128
NASDAQ Stock Market Index	100	102	111

The information contained above under the captions “Compensation Committee Report,” “Audit Committee Report” and “Company Stock Price Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that LECG specifically incorporates it by reference into such filing.

OTHER MATTERS

We know of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS
Dated: April 26, 2005

Marvin A. Tenenbaum
Vice President, General Counsel and Secretary

LECG CORPORATION

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.	Election of Directors-	For	Withhold	For All
Nominees:	All	All	Except
01 David J. Teece	02 David P. Kaplan	☐	☐	☐
03 Michael R. Gaulke	04 Michael J. Jeffrey
05 William W. Liebeck	06 Ruth M. Richardson
07 William J. Spencer	08 Walter H.A. Vandaele

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of Deloitte & Touche LLP as independent auditors of LECG Corporation for the fiscal year ending December 31, 2005.	For ☐	Against ☐	Abstain ☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING.

Address change? Mark box	☐
Indicate changes below

Date:	,2005

Signature:

Signature:

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PROXY	LECG CORPORATION 2000 Powell Street, Suite 600 Emeryville, California 94608	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT
THE 2005 ANNUAL MEETING OF STOCKHOLDERS—FRIDAY, JUNE 10, 2005 AT 2:00 P.M. LOCAL TIME

HOLIDAY INN SAN FRANCISCO-OAKLAND BAY BRIDGE
1800 POWELL STREET, EMERYVILLE, CA 94608

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint David J. Teece and John C. Burke and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments and postponements thereof.

Whether or not a choice is specified, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR RETURN IT TO LECG, C/O LASALLE NATIONAL BANK, 135/1811, P.O. BOX LL, CHICAGO, IL 60690-9882. STOCKHOLDERS MAY VOTE VIA WRITTEN PROXY AS IS DESCRIBED ON THE PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

See reverse for voting instructions.